UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

VENTURE FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-24024	91-1277503
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification Number)

721 College St SE
Lacey, Washington 98503

(Address of Principal Executive Offices)(Zip Code)

(360) 459-1100

(Registrant’s Telephone Number, Including Area Code)

None

(Former name or former address, if changed since last report)

Item 5.             OTHER EVENTS

On July 21, 2003, a press release was issued announcing a cash dividend of $.07 per share payable August 8, 2003 to all shareholders of record as of July 31, 2003.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7.             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                                  Financial statements. –  not applicable

(b)                                 Pro forma financial information. – not applicable

(c)                                  Exhibits.

99.1                           Press Release dated July 21, 2003 announcing the cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.

(Registrant)

Dated: July 21, 2003	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
Chairman, CEO and President